Exhibit 5

FAEGRE BAKER DANIELS LLP

2200 Wells Fargo Center

90 South Seventh Street

Minneapolis, Minnesota 55402

May 10, 2013

Archer-Daniels-Midland Company

4666 Faries Parkway

Decatur, Illinois 62526

Ladies and Gentlemen:

We are acting as counsel for Archer-Daniels-Midland Company, a Delaware corporation (the “Company”), in connection with the automatic shelf registration statement on Form S-3 of the Company filed with the Securities and Exchange Commission (the “Commission”) on the date hereof (such registration statement, including the documents incorporated by reference therein, the “Registration Statement”) relating to the offering from time to time, pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), of Debt Securities of the Company (the “Debt Securities”), Common Stock of the Company, no par value (the “Shares”), warrants (the “Warrants”) to purchase any of the Debt Securities (the “Warrant Debt Securities”) or the Shares, Stock Purchase Contracts of the Company (the “Stock Purchase Contracts”) and Stock Purchase Units of the Company (the “Stock Purchase Units”).

The Debt Securities and Warrant Debt Securities will be issued from time to time under an Indenture dated as of October 16, 2012 (the “Indenture”) between the Company and The Bank of New York Mellon, as trustee (the “Trustee”). The Warrants to purchase Debt Securities, and in some cases, the Warrants to purchase Shares, will be issued from time to time under one or more warrant agreements between the Company and a banking institution (a “Warrant Agent”) organized under the laws of the United States or one of the states thereof (each, a “Warrant Agreement”). The Warrants will be evidenced by certificates (“Warrant Certificates”). The Stock Purchase Units and Stock Purchase Contracts will be evidenced by unit certificates (“Unit Certificates”) issued pursuant to a purchase contract and pledge agreement (the “Purchase Contract and Pledge Agreement”) between the Company and the purchase contract agent (the “Purchase Contract Agent”) party thereto.

We have examined such corporate records and other documents, including the Registration Statement and the Indenture, and have reviewed such matters of law as we have deemed necessary for this opinion, and we advise you that in our opinion:

1.	When Debt Securities or Warrant Debt Securities of a particular series have been duly authorized by the Board of Directors of the Company or a duly authorized committee thereof, or a duly authorized officer of the Company, and duly executed by proper officers of the Company and duly authenticated by or on behalf of the Trustee, and when the Debt Securities of such series have been issued, delivered and paid for as contemplated in the Registration Statement, including a prospectus supplement relating to the Debt Securities of such series, and, in the case of Warrant Debt Securities, the Warrant Debt Securities of such series have been issued, delivered and paid for as contemplated in the related Warrant Agreement and Warrants, the Debt Securities or Warrant Debt Securities of such series will be legally issued, valid and binding obligations of the Company entitled to the benefits of the Indenture.

2.	When a Warrant Agreement relating to Warrants of a particular series of Debt Securities has been duly executed and delivered by the Company and the Warrant Agent, when such Warrants and the related Warrant Debt Securities of a particular series have been duly authorized by the Board of Directors of the Company, or a duly authorized committee thereof, or a duly authorized officer of the Company, and Warrant Certificates for such Warrants have been duly executed by proper officers of the Company and duly countersigned by the Warrant Agent and when such Warrants and Warrant Certificates have been issued, delivered and paid for as contemplated in the Registration Statement, including a prospectus supplement relating to such Warrants, such Warrants will be legally issued, valid and binding obligations of the Company entitled to the benefits of the Warrant Agreement.

3.	When the issuance of the Shares has been duly authorized by appropriate corporate action and the certificates evidencing such Shares have been duly executed and delivered against payment of the authorized consideration therefor, such Shares will be legally issued, fully paid and non-assessable.

4.	When the issuance of Warrants to purchase Shares has been duly authorized by appropriate corporate action and the Warrant Certificates for such Warrants have been duly executed and delivered by proper officers of the Company and duly countersigned by any Warrant Agent and when such Warrants and Warrant Certificates have been issued and delivered against payment of the authorized consideration therefor, such Warrants will be legally issued, valid and binding obligations of the Company entitled to the benefits contained in the Warrant Certificates and any Warrant Agreement.

5.	When (i) the Purchase Contract and Pledge Agreement has been duly executed and delivered by the Company, (ii) the final terms of the Stock Purchase Units and Stock Purchase Contracts to be issued pursuant thereto have been duly established and approved by the Company, (iii) the issuance and sale of such Stock Purchase Units and Stock Purchase Contracts have been duly authorized by appropriate corporate action and (iv) the Unit Certificates have been duly executed by proper officers of the Company and duly countersigned by the Purchase Contract Agent in accordance with the terms of the Purchase Contract and Pledge Agreement, and have been issued and delivered against payment of the authorized consideration therefor, such Stock Purchase Units and Stock Purchase Contracts will be legally issued, valid and binding obligations of the Company entitled to the benefits contained in the Purchase Contract and Pledge Agreement and the Unit Certificates.

The opinions set forth herein are limited to matters of the laws of the State of Minnesota, the General Corporation Law of the State of Delaware and, with respect to paragraph 1 only, the law of the State of New York, and we do not express any opinion herein concerning any other law. The opinions expressed herein are based on laws in effect on the date hereof, which laws are subject to change with possible retroactive effect. Any opinion expressed herein as to enforceability is qualified in that such enforceability may be limited by (i) bankruptcy, insolvency, reorganization, liquidation, moratorium and other similar laws affecting creditors’ rights generally, and (ii) general principles of equity, regardless of whether such enforcement is considered at a proceeding in equity or at law.

We have relied as to certain relevant facts upon certificates of and/or information provided by officers and employees of the Company as to the accuracy of such factual matters without independent verification thereof or other investigation. We have also relied, without investigation, upon the following assumptions: (a) natural persons acting on behalf of the Company have sufficient legal capacity to enter into and perform, on behalf of the Company, the transaction in question or carry out their role in it, (b) each party to any instrument or agreement relevant hereto other than the Company has satisfied those legal requirements that are applicable to it to the extent necessary to make such instrument or agreement enforceable against it, (c) each party to any instrument or agreement relevant hereto other than the Company has complied with all legal requirements pertaining to its status as such status relates to its rights to enforce such instrument or agreement against the Company, and (d) each document submitted to us for review is accurate and complete, each such document that is an original is authentic, and each such document that is a copy conforms to an authentic original, and all signatures on each such document are genuine.

We consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in any prospectus supplement to the prospectus constituting a part of the Registration Statement and to the references to our firm wherever appearing therein. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

This opinion is expressly limited to the matters set forth above, and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company or the securities described herein.

Very truly yours,

FAEGRE BAKER DANIELS LLP

By /s/ W. Morgan Burns Partner